UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Claymore Exchange-Traded Fund Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2455 Corporate West Drive, Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, no par value	New York Stock Exchange Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-134551; 811-21906.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust (the “Trust”) to be registered hereunder is set forth for Guggenheim BulletShares 2012 High Yield Corporate Bond ETF, Guggenheim BulletShares 2013 High Yield Corporate Bond ETF, Guggenheim BulletShares 2014 High Yield Corporate Bond ETF and Guggenheim BulletShares 2015 High Yield Corporate Bond ETF in Post-Effective Amendment No. 114 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of 29 separate investment portfolios. The Trust’s investment portfolios to which this filing relates and their I.R.S. Employer Identification Number is as follows:

Guggenheim BulletShares 2012 High Yield Corporate Bond ETF                                                                                                                                27-3851541
Guggenheim BulletShares 2013 High Yield Corporate Bond ETF                                                                                                                                27-3851578
Guggenheim BulletShares 2014 High Yield Corporate Bond ETF                                                                                                                                27-3851617
Guggenheim BulletShares 2015 High Yield Corporate Bond ETF                                                                                                                                27-3851647

Item 2. Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 74 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on May 21, 2009.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYMORE EXCHANGE-TRADED FUND TRUST

Date: January 13, 2011	By: /s/ Kevin M. Robinson
Kevin M. Robinson
Chief Executive Officer

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